As filed with the Securities and Exchange Commission on ____ ___, 2005
                                                     REGISTRATION NO. ___-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                AKID CORPORATION
                 (Name of Small Business Issuer in its Charter)

            Colorado                                  2834                           84-1493150
(State or other jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)            Classification Code Number)           Identification No.)

                               43 West 33rd Street
                               New York, NY 10001
                                 (212) 695-3334
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)


                                Mechael Kanovsky
                             Chief Executive Officer
                                Akid Corporation
                               43 West 33rd Street
                               New York, NY 10001
                                 (212) 695-3334
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                                  Sam Berkowitz
                                    Secretary
                                Akid Corporation
                               43 West 33rd Street
                               New York, NY 10001
                                 (212) 695-3334

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed maximum     Proposed maximum
 Title of each class of securities    Amount to be       offering price     aggregate offering        Amount of
         to be registered            registered (1)        per share               price           registration fee
                                     ----------------  -------------------  --------------------  -------------------
Common Shares, no par value            4,805,000 (2)   $         0.60 (3)    $       2,883,000    $       339.33 (4)

------------------------------------ ----------------  -------------------  --------------------  -------------------
Total..........................                                                                   $       __________
------------------------------------ ----------------  -------------------  --------------------  -------------------

(1) In the event of a stock split, stock dividend or similar transaction involving our common shares, the number of shares registered shall automatically be increased to cover the additional shares of common shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Represents shares of common stock held by selling security holders.

(3) Represents the initial bid and asked price for the shares quoted on Pink Sheets LLC.

(4) Fee calculated in accordance with Rule 457(g) of the Securities Act.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED __________, 2005

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling security holder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                AKID CORPORATION

              4,805,000 shares of common stock held by stockholders

The prospectus relates to the resale by certain selling security holders of Akid Corporation of up to 4,805,000 shares of common stock.

Upon the effectiveness of this prospectus:

The selling security holders may offer to sell shares of our common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Our common shares are not traded on any exchange or in the over-the-counter market. We have submitted to Pink Sheets LLC an application for our common stock to be traded on the Pink Sheets. The trading symbol assigned to us is AKDC. As of September 26, 2005, such application is still pending.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON SHARES WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is _______, 2005

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                       3
RISK FACTORS                                                             5
FORWARD-LOOKING STATEMENTS                                              12
THE OFFERING                                                            13
USE OF PROCEEEDS                                                        13
DETERMINATION OF OFFERING PRICE                                         13
SELLING SECURITY HOLDERS                                                13
PLAN OF DISTRIBUTION                                                    15
LEGAL PROCEEDINGS                                                       20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
         AND CONTROL PERSONS                                            20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT                                          20
DESCRIPTION OF SECURITIES                                               22
EXPERTS                                                                 24
INTEREST OF NAMED EXPERTS AND COUNSEL                                   24
DISCLOSURE OF COMMISSION POSITION OF
        INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                  24
ORGANIZATION WITH THE LAST FIVE YEARS                                   25
DESCRIPTION OF BUSINESS                                                 26
DESCRIPTION OF PROPERTY                                                 31
MANAGEMENT'S DISCUSSION AND ANALYSIS
         OR PLAN OR OPERATION                                           31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                          32
MARKET FOR COMMON EQUITY AND RELATED
         STOCKHOLDER MATTERS                                            33
EXECUTIVE COMPENSATION                                                  35
FINANCIAL STATEMENTS                                                   F-1

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

As used in this prospectus, the terms "we", "us", "our" and "Akid" means Akid Corporation, unless otherwise indicated.

                               PROSPECTUS SUMMARY

Our Company

We are Akid Corporation, and we were organized under the laws of the State of Colorado on April 9, 1998. Our only activity prior to June 6, 2005 had been attempts to locate and negotiate with a business entity for the merger of that target company into us. Our operations consisted solely of seeking merger or acquisition candidates, and we had no business operations or revenues.

On June 6, 2005, we underwent a change in control and substantially shifted the focus of our business. On June 6, 2005, a majority of our common stock was acquired by Advanced Plant Pharmaceuticals, Inc., a Delaware corporation, pursuant to the Share Exchange Agreement, dated May 2005, among Advanced Plant Pharmaceuticals, Inc., the Company, and James B. Wiegand, who was one of our principals at the time. Pursuant to the Share Exchange Agreement, we agreed to issue to Advanced Plant Pharmaceuticals, Inc. 20,000,000 shares of the Company's common stock. In exchange, Advanced Plant Pharmaceuticals, Inc. transferred to us 7,000,000 shares of the common stock of Mazal Plant Pharmaceuticals, Inc., a Delaware corporation, which represented 68.5% of the issued and outstanding shares of Mazal Plant Pharmaceuticals. For accounting purposes, such transaction is characterized as a reverse merger between Akid and the Mazal Plant Pharmaceuticals, Inc.

Because our authorized common stock was not sufficient for it to issue 20,000,000 shares to Advanced Plant Pharmaceuticals, Inc., we agreed to amend our Articles of Incorporation after the closing of the Share Exchange Agreement for the purpose of increasing our authorized common stock. We issued to Advanced Plant Pharmaceuticals 10,500,000 shares following the closing of the Share Exchange Agreement, and we will issue the remaining 9,500,000 shares immediately after the effective date of the amendment to our Articles of Incorporation. As a result of the closing of the Share Exchange Agreement, Advanced Plant Pharmaceuticals now holds a majority of the issued and outstanding shares of our common stock, and we hold a majority of the issued and outstanding shares of common stock of Mazal Plant Pharmaceuticals, Inc.

James B. Wiegand, who had been serving as our sole director and officer since April 1998, resigned from his positions with us on June 6, 2005. On the same date as Mr. Wiegand's resignation, Mechael Kanovsky was elected to serve as director and as Chief Executive Officer and Sam Berkowitz was elected to serve as Secretary.

Since such change in control, we, through Mazal Plant Pharmaceuticals, Inc., engage in the development, manufacture, and distribution of plant-based pharmaceutical drugs for the treatment of various human illnesses.

Number of Shares Being Offered

The prospectus relates to the resale by certain selling security holders of Akid Corporation of up to 4,805,000 common shares that were issued in June and August of 2005 in transactions exempt from registration under the Securities Act of 1933. The selling security holders may sell these common shares in the public market or through privately negotiated transactions or otherwise. The selling security holders may sell these common shares through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

Number of Common Shares Outstanding

We have 20,000,000 shares of common stock outstanding as of September 26, 2005. We have authorized for issuance an additional 12,950,000 shares of common stock, which have not been issued because our authorized capital stock consists of only 20,000,000 shares. The 12,950,000 shares that have been authorized for issuance will be issued after we amend our Certificate of Incorporation to increase our authorized capital stock.

Use of Proceeds

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

Summary Financial Data

On June 6, 2005, Akid entered into a stock purchase agreement with Advanced Plant Pharmaceuticals, Inc., a Delaware corporation, to acquire 7,000,000 shares of the common stock of Mazal Plant Pharmaceuticals, Inc., a Delaware corporation, in exchange for 20,000,000 shares of Akid's common stock. Akid also acquired 3,130,000 shares of the outstanding shares of common stock of Mazal Plant Pharmaceuticals, Inc. in exchange of for 6,180,000 shares of Akid's common stock. In connection with the merger, Mazal Plant Pharmaceuticals, Inc. became a wholly owned subsidiary of Akid. Prior to the merger, Akid was a non-operating "shell" corporation. Pursuant to Securities and Exchange Commission rules, the merger of a private operating company Mazal Plant Pharmaceuticals, Inc. into a non-operating public shell corporation, with nominal net assets is considered a capital transaction. At the time of the merger, the officers and directors of Akid resigned and were replaced with the officers and directors of Mazal Plant Pharmaceuticals, Inc. For Financial Statement presentation, the merger has been reflected in the Financial Statements as though it occurred on December 31, 2004. The historical statements prior to December 31, 2004 are those of Mazal Plant Pharmaceuticals, Inc. Since the merger is a recapitalization and not a business combination, pro forma information is not presented.

The following summary audited financial information as of December 31, 2004 and for the period May 18, 2004 (inception) to December 31, 2004 includes balance sheet and statement of operations data from the audited financial statements included herein.

                                Akid Corporation

                                    For the Period May 18, 2004
                                  (inception) to December 31, 2004
Statement of
  Operations Data
Net Sales                                           $       ---
Costs and Expenses                                        13,778
Net Loss                                                 (13,778)

Net Loss per share                                  $     (0.01)

Balance Sheet Data
                                 ----------------    -------------
Working Capital (Deficiency)                          $  (12,733)
Total Assets                                               50,700
Total Current Liabilities                                  12,733
Total Liabilities                                          63,465

Total Shareholders' Deficit                           $  (12,765)

                                  RISK FACTORS

An investment in our common shares must be considered highly speculative, generally because of the nature of our business and the general stage of its development. In addition to the usual risks associated with investment in a business, potential investors should carefully review the following factors together with the other information contained in this quarterly report before making an investment decision. The risks described below are not the only ones facing us. If any of the following risks actually occur, our business, financial condition and operating results could be materially affected.

Risks Related to this Offering

The price of our common stock may fluctuate significantly as a result of the shares we are registering for the selling stockholders and you may find it difficult for you to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We have 20,000,000 shares of common stock issued and outstanding as of September 26, 2005, and we have authorized for issuance an additional 12,950,000 common shares, which have not been issued because our authorized capital stock consists of only 20,000,000 shares. When this registration statement is declared effective, the selling stockholders may be reselling up to 4,805,000 shares of our common stock. As a result of such registration statement, a substantial number of shares of our common stock may become available for immediate resale, which could cause a decrease in the market price of our common stock. As a result of any such decreases in market price of our common stock, purchasers who acquire shares from the selling stockholders may not be able to sell their shares at current market prices, and such purchasers may lose some or all of their investment. To the extent any of the selling stockholders exercise any of their warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease due to the additional shares of common stock in the market, and, in addition, any significant decrease in the price of our common stock as the selling stockholder sells shares of our common stock could encourage short sales by the selling stockholder or others. Any such short sales could cause the market price of our common stock to decrease even further.

The sale of shares under this prospectus and the issuance of additional shares that we have already authorized may cause our stock price to drop, will dilute the percentage of common stock owned by each of our existing stockholders and may make it difficult for us to raise funds from the sale of equity securities.

We have 20,000,000 shares of common stock outstanding as of September 26, 2005. We have authorized for issuance an additional 12,950,000 shares of common stock, which have not been issued because our authorized capital stock consists of only 20,000,000 shares. The 12,950,000 shares that have been authorized for issuance will be issued after we amend our Certificate of Incorporation to increase its authorized capital stock, which we expect to occur by November 5, 2005.

The issuance of additional shares authorized by us

         o May cause our stock price to drop significantly below the offering price of stock under this prospectus;

         o  Will dilute the percentage ownership of our other stockholders.

The issuance of additional shares authorized by us in the public market could materially impair our ability to raise capital through future offerings of our common stock because of low stock price and further dilution of existing stockholders. If we are unable to raise capital through offering of our common stock, we will be unable to finance future clinical and pre-clinical activities, which would have a serious negative impact on the future prospects of our business.

SEC rules and NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

      Because the market price of our common stock is less than $5.00 per share, our common stock is classified as a "penny stock." SEC Rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of shares of our common stock to resell the shares. As a result of the difficulty in selling our shares, investors may not be able to liquidate their shareholdings in our company as quickly as they might otherwise be able to do in more conventionally traded securities and therefore you may lose all or a significant portion of your investment in our company.

      In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Risks Related to Our Industry

Because the manufacture and marketing of human pharmaceutical products requires the approval of the Food and Drug Administration in the United States and similar agencies in other countries, and since we do not yet have such approval, shareholders are at risk that we will be unable to successfully develop and market our products. We have not yet established that our products will be safe and effective through clinical trials.

The manufacture and marketing of human pharmaceutical products in the United States and other countries require the approval from the United States Food and Drug Administration and other similar foreign regulatory agencies. The process that our pharmaceutical product candidates must undergo to obtain these approvals includes preclinical testing and clinical trials to demonstrate safety and efficacy. Such process is expensive and time consuming. Investors are at risk that we will be unable to successfully develop future products, prove safety and effectiveness in clinical trials, or receive applicable regulatory approvals.

Regulatory authorities have the power to withdraw a previously approved product from the market upon a change in regulations or upon receipt of newly discovered information and/or require additional, and potentially expensive, additional testing. Since we have no history with our products, we might face such newly discovered information that comes to light after initial approval of our products.

Unanticipated changes in existing regulations or the adoption of new regulations could adversely affect the development, manufacture and marketing of our products. Since we have no operating history, ongoing government regulation could cause unexpected delays and adversely impact our business in areas where our inexperience might lead to failure in complying with applicable requirements. Such failure to comply might also result in criminal prosecution, civil penalties, recall or seizure of products, or partial or total suspension of production. Any of these penalties could delay or prevent the promotion, marketing or sale of our products. Furthermore, the laws, regulations, policies or current administrative practices of any governmental body, organization or regulatory agency in the United States or any other jurisdiction, might be changed, or applied or interpreted in a manner which will fundamentally alter the ability of us or our collaborative partners to develop, operate, export or market the products or services which we may provide. We do not have lobbying or other resources to affect the course of such changes. If such future changes have an adverse impact on our products or their manufacture and marketing, the likelihood of our success could be damaged.

We are engaged in a rapidly changing field characterized by intense competition that we expect to increase. Since we are a small company with limited financial resources, and many of our competitors have significant products that have been approved or are in development and operate large, well-funded discovery and development programs, we will experience a competitive disadvantage.

We are engaged in a rapidly changing field characterized by rapid technological change, new and improved product introductions, changes in regulatory requirements and evolving industry standards. Other products and therapies that will compete directly with the products that we are seeking to develop currently exist or are being developed. We expect competition from fully integrated pharmaceutical companies and more established companies to be intense and to increase. These companies have significantly greater financial resources and expertise in discovery and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and marketing than we do. Many of our competitors have significant products that have been approved or are in development and operate large, well-funded discovery and development programs. Academic institutions, governmental agencies and other public and private research organizations also conduct research, seek patent protection and establish collaborative arrangements for therapeutic products and clinical development and marketing. We have none of these resources. In addition, we will face competition based on product efficacy and safety, the timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, pricing and barriers from patent positions of larger companies. We do not have any experience in these areas at this time and therefore we are at a competitive disadvantage.

If our competitors succeed in developing competing products earlier than we do, in obtaining regulatory approvals for such products more rapidly than we do, or in developing products that are more effective or less expensive than the products we develop, we will have difficulty competing with them.

Since our competitors keep this type of information confidential, we do not know where they stand in developing competing products. As a result, we might be using our resources to develop products that will face such competition from our competitors and our products might not be successful in the marketplace. Our future success depends on our ability to timely identify new market trends and develop, introduce and support new and enhanced products on a successful and timely basis. We might not be successful in developing or introducing to the market our products. If we fail to develop and deploy new products on a successful and timely basis, we will be non-competitive and unable to recoup the research and development and other expenses we incur to develop and test new product candidates.

Even if our products are approved for sale by the regulatory authorities, we have not yet demonstrated their market acceptance and they might not gain market acceptance among physicians, patients, healthcare payers and the medical community.

The degree of market acceptance will depend on a number of factors, including:

      o  demonstration of the clinical efficacy and safety of the products;

      o  cost-effectiveness;

      o  potential advantage over alternative treatment methods;

      o the effectiveness of marketing and distribution support for the products; and

      o  reimbursement policies of government and third party payers.

If our product candidates do not achieve significant market acceptance, our business and financial condition will be materially adversely affected.

Our success may depend in part on the extent to which reimbursement for the cost of our products will be available from government health administration authorities, private health coverage insurers and other organizations, since potential customers might not use our products if such reimbursement is not available.

At the present time, we have not established that such governmental authorities or non-governmental providers will reimburse physicians and patients for the use of our products. Recently, the prices of medical products and services have increasingly been examined and challenged by third parties and consumers of such products and services. We anticipate that new federal or state legislation will be proposed to attempt to provide broader and better health care and to manage and contain costs. Since we have not yet established reimbursement coverage, we face significant uncertainty as to the reimbursement status of newly approved health-care products and whether third party reimbursement will be available at price levels sufficient for us to realize our desired returns.

Since we will be administering our products in human clinical trials and thereafter to patients, we will be subject to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of therapeutic products.

Our clinical studies will include trials on humans. These studies create a risk of liability for serious side effects to participants resulting from an adverse reaction to the products being tested or resulting from negligence or misconduct and the associated adverse publicity. We manage our liability risks by trying to follow proper protocols and through product liability insurance. We intend to purchase liability insurance for clinical trials at the time we begin such trials. Such insurance is expensive and difficult to obtain. In the future, insurance coverage might not be available to us on acceptable terms, if at all. If we are unable to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims we might not be able to commercialize our products. If we face a future product liability claim or a product withdrawal, we will suffer a material adverse effect on our financial condition.

Risks Related to Our Business

Since we are at an early stage of development, we have not completed the development of any product and we have not begun to market or generate revenues. We do not anticipate generating any revenue in the foreseeable future. If we are unsuccessful in completing the developing and marketing of our products, our securities will be worthless.

We are at an early stage of development. Our operations to date have consisted primarily of developing and testing our MAHDL product. MAHDL will require significant additional clinical testing and investment prior to commercialization. A commitment of substantial resources by us and/or future collaborative partners to conduct time-consuming research and clinical trials will be required if we are to complete the development of MAHDL. We do not know if we will be able to complete these tasks. We do not expect MAHDL to be commercially available for several years. Accordingly, we do not know if and when we will generate revenues from MAHDL. Because of these uncertainties, we might never generate enough revenue to allow shareholders to recoup and profit from their investment.

Since we have a history of operating losses and expect expenses and losses to increase in the near term, we do not know if we will ever become profitable or that our investors will ever recoup or profit from their investment in our shares.

From the date of incorporation to December 31, 2004, our accumulated losses are $15,438. Since inception we have earned no revenues from the sale of any of our product candidates. We expect expenses and losses to increase in the near term as we fund research and development and general and administrative expenses. We expect to continue to incur substantial operating losses unless and until product sales and royalty payments generate sufficient revenues to fund continuing operations. As a result, investors might never recoup their investment or profit from their investment in our shares.

Since our success is dependent on the commencement and completion of clinical trials, regulatory approval and introduction of our products into the market, and since we have completed none of the tasks at this time, we do not know if we will be able to complete them.

The actual timing of these events can vary dramatically due to factors such as delays or failures in our clinical trials, the uncertainties inherent in the regulatory approval process, and the inability to establish on favorable terms the collaborative partnerships that we plan to use for the completion of our clinical trials and the marketing and manufacturing of our product candidates. We might not be able to complete the clinical trials involving MAHDL, to make the necessary regulatory submissions, or to gain regulatory approvals necessary for marketing our products. Our failure to achieve these objectives will mean that investors will not be able to recoup their investment or to receive a profit on their investment.

We will continue to require substantial additional funds for further research and development, planned clinical trials and regulatory approvals. We might not be able to obtain additional funding on acceptable terms if at all. Without additional funding, we will fail.

We will require substantial additional funds for further research and development, planned clinical trials and regulatory approvals. Our planned cash requirements may vary materially in response to a number of factors, including research and development on our products, clinical trial results, changes in any aspect of the regulatory process, and delays in obtaining regulatory approvals. We may seek further funding through public or private equity or debt financings, collaborative arrangements with pharmaceutical companies or from other sources. Further equity financings may substantially dilute shareholders' investment in our shares. If we cannot obtain the required additional funding, then investors will not be able to recoup their investment or to profit from their investment.

Since we rely substantially on our ability to patent our intellectual property or maintain our proprietary information as trade secrets in developing our products, our success will depend on our ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties or preventing third parties from circumventing our rights. As described below, there is considerable uncertainty about our intellectual property rights. If we are unsuccessful in establishing the validity of our intellectual property rights, we will likely fail as a company and our securities will be worthless.

The steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information and technologies. We have filed and are actively pursuing applications for U.S., Canadian and foreign patents. The patent positions of biotechnology and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. We are uncertain whether:

      o   any of our patent applications will result in the issuance of patents;

      o   we will develop additional proprietary products that are patentable;

      o the patent already issued to us will provide us with any competitive advantages;

      o   we will be challenged by third parties on the validity of our patents;

      o   the patents of others will impede our ability to do business;

      o   third parties will be able to circumvent our patents;

      o third parties will independently develop similar products that will not infringe our products;

      o third parties will duplicate any of our products not covered by a patent; or

      o   third parties will design around our patents.

Since patent applications in the United States are maintained in secrecy until the patent is issued or foreign counterparts, if any, published and, since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we do not know if there are currently pending applications that would result in issued patents that would interfere with MAHDL. Moreover, we might have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial cost to us, even if the eventual outcome is favorable to us.

Much of our know-how and technology might not be patentable. To protect our rights, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. However, these agreements might not provide meaningful protection for trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

We intend to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, manufacturing, marketing and commercialization of MAHDL. We will not have control over how they perform their contractual obligations. Accordingly, we will suffer if they do not fulfill their contractual obligations.

We intend to enter into agreements to develop and commercialize MAHDL. We might not be able to establish such additional collaborations on favorable terms, if at all, or that our current or future collaborative arrangements will be successful. In addition, third party arrangements may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us.

These arrangements may place responsibility on our collaborative partners for Phase III clinical trials, human clinical trials, the preparation and submission of applications for regulatory approval, or for marketing, sales and distribution support for product commercialization. These third parties might not fulfill their obligations in a manner which maximizes our revenues. These arrangements may also require us to transfer certain material rights or issue equity securities to corporate investors, licensees and others. If we license or sublicense our commercial rights to others we might realize reduced product revenue compared to our direct commercial exploitation. Moreover, we might not derive any revenue or profit from these arrangements.

In addition, we have no direct experience in marketing, sales or distribution, and we do not intend to develop a sales and marketing infrastructure to commercialize pharmaceutical products. If we develop products eligible for commercial sales, we intend to rely on third parties such as licensees, collaborators, joint venture partners or independent distributors to market and sell these products. We might not be able to obtain access to a marketing and sales force with sufficient technical expertise and distribution capability. We also will not be able to control the resources and effort that a third party will devote to marketing our product candidates. If we are unable to develop and maintain relationships with third parties with the necessary marketing and sales force, we may fail to gain market acceptance of our product candidates, and our revenues could be impaired.

We depend upon our key personnel and they would be difficult to replace.

We believe that our success will depend on the continued employment of our senior management team and key sales and technical personnel. If one or more members of our senior management team were unable or unwilling to continue in their present positions, our business would suffer.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 4 to 12, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                                  THE OFFERING

This prospectus relates to the resale by certain selling security holders of Akid Corporation of up to 4,805,000 shares of common stock in connection with the resale of shares of common stock issued by us in various transactions exempt from registration under the Securities Act of 1933.

The selling security holders may offer to sell the common shares being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of common shares by the selling security holders.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

                            SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the shares of common stock held by them. Because the selling security holders may offer all or only some portion of the 4,805,000 common shares to be registered, no estimate can be given as to the amount or percentage of these common shares that will be held by the selling security holders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of common shares by the selling security holders as of September 26, 2005, and the number of common shares covered by this prospectus. The number of shares in the table represents an estimate of the number of common shares to be offered by the selling security holder. To our knowledge, none of the selling security holders is a broker-dealer, or an affiliate of a broker-dealer.

None of the selling security holders has any position, office or material relationship with us, except for James B. Wiegand, who was our President and a director from February 2003 until June 6, 2005, Sam Berkowitz, who is our Secretary, and Mechael Kanovsky, who is our Chief Executive Officer and director. Except as otherwise, indicated, all securities are owned directly.

                                            Common Shares     Common Shares      Common Shares        Percentage of
                                             Beneficially     Being Offered       Beneficially         Class Owned
                                             Owned Before         in the          Owned After        After Offering
    Name of Selling Security Holder          Offering (1)      Offering (1)       Offering (1)             (2)
----------------------------------------   -----------------  -------------     ---------------     ----------------
Malcolm Jennings                                3,800,000        3,800,000                   0                  0
Leonard Cohen                                     120,000          120,000                   0                  0
Halcyon S.A.                                       50,000           50,000                   0                  0
----------------------------------------   -----------------  -------------     ---------------     ----------------
Ronnie Yacov                                      600,000           60,000             540,000
James B. Wiegand                                  500,000           50,000             450,000
Max Gould                                         500,000           50,000             450,000
Corporate Management Services                     250,000           25,000             225,000
Chaim Lieberman                                 1,800,000(3)       500,000           1,300,000
David Lieberman                                 1,800,000(4)        50,000           1,750,000
Sam Berkowitz                                   1,800,000(5)        50,000           1,750,000
Mechael Kanovsky                                  600,000(6)        50,000             550,000

(1) The number of common shares listed as beneficially owned by such selling security holder represents the number of common shares currently owned. Assumes all of the common shares offered in this prospectus are sold.

(2) Based on 20,000,000 shares of common stock outstanding as of September 26, 2005. Does not include 12, 950,000 shares authorized for issuance by us, which have not been issued because our authorized capital stock consists of only 20,000,000 shares. The 12,950,000 shares that have been authorized for issuance will be issued after we amend our Certificate of Incorporation to increase our authorized capital stock.

(3) On August 1, 2005, we authorized the issuance to Chaim J. Lieberman of 1,800,000 shares of its common stock in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., one of our subsidiaries, pursuant to an Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mr. Lieberman, us, and Mazal Plant Pharmaceuticals, Inc. Although the issuance of such shares was authorized by us, only 500,000 shares have been issued because we do not have sufficient authorized shares to enable the issuance of the remaining shares. The shares will be issued after the Company files an amendment to its Certificate of Incorporation sufficiently increasing its authorized shares of common stock.

(4) On August 1, 2005, we authorized the issuance to David Lieberman of 1,800,000 shares of its common stock in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., a subsidiary of the Company, pursuant to an Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mr. Lieberman, us, and Mazal Plant Pharmaceuticals, Inc. Although the issuance of such shares was authorized by us, they have not been issued because we do not have sufficient authorized shares to enable their issuance. The shares will be issued after we file an amendment to our Certificate of Incorporation sufficiently increasing its authorized shares of common stock.

(5) Mr. Berkowitz, our Secretary, is entitled to receive 1,800,000 shares of our common stock pursuant to the Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mr. Berkowitz, the Company, and Mazal Plant Pharmaceuticals, Inc., a subsidiary of the Company, as compensation for his services rendered to Mazal Plant Pharmaceuticals, Inc. Although the issuance of such shares was authorized by us, such shares have not been issued because we do not have sufficient authorized shares of common stock to enable their issuance. The shares will be issued after we file an amendment to our Certificate of Incorporation sufficiently increasing our authorized shares of common stock.

(6) Dr. Mechael Kanovsky, our Chief Executive Officer and a director, is entitled to receive 600,000 shares of our common stock in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary, pursuant to an Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Dr. Kanovsky, us and Mazal Plant Pharmaceuticals, Inc. Although the issuance of such shares was authorized by us, such shares have not been issued because we do not have sufficient authorized shares of common stock to enable their issuance. The shares will be issued after we file an amendment to our Certificate of Incorporation sufficiently increasing our authorized shares of common stock.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

The shares being offered hereby by each of Messrs. Yacov, Wiegand and Gould and Corporate Management are subject to a lock-up agreement dated May 13, 2005 pursuant to which each of said persons agreed that it would not directly or indirectly sell, transfer, pledge, distribute or otherwise encumber their shares until May 13, 2006.

                              PLAN OF DISTRIBUTION

No Current Market for our Shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After we begin selling our shares, we intend to have our shares quoted on the Pink Sheets. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker's listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Selling Stockholders Distribution

The selling security holders may, from time to time, sell all or a portion of the common shares on any market upon which the common shares may be listed or quoted (currently the Pink Sheets.com or National Association of Securities Dealers OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The common shares being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

           (a) an exchange distribution in accordance with the rules of the applicable exchange;

           (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

           (c) privately negotiated transactions;

           (d) market sales (both long and short to the extent permitted under the federal securities laws);

           (e) at the market to or through market makers or into an existing market for the shares;

           (f) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

           (g) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

The selling security holders may distribute to its shareholders, as a dividend on a pro-rata basis, some or all of the 4,805,000 common shares held by such selling security holder.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the common shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge common shares pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged common shares from time to time. Upon a sale of the common shares, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of common shares involved, the price at which the common shares is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common shares.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the common shares will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell common shares under this registration statement, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common shares is exempt from registration with that state for secondary sales.

Any person who purchases common shares from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, the Company will be able to identify whether it will need to register or will rely on an exemption there from.

Penny Stock Regulations

You should note that our common shares are a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

                               LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers and other significant employees, their ages, positions held and duration each person has held that position, are as follows:

        Name            Position with the Company               Age

Dr. Mechael Kanovsky    Chief Executive Officer and Director     43

Sam Berkowitz           Secretary                                49

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Dr. Mechael Kanovsky is the President and a director of Amazon Biotech, Inc. He obtained his Ph.D. in Molecular Biology from Mount Sinai School of Medicine, New York. Dr. Kanovsky worked as a research scientist with the Department of Pathology at the Brooklyn VA Hospital and at State University of New York. Dr. Kanovsky previously was a consultant for Marantech Corp. assisting in developing a cancer screening test.

Mr. Sam Berkowitz has been the general and operating manager of Advanced Plant Pharmaceuticals, Inc., a Delaware corporation, since 1996. Mr. Berkowitz obtained his Bachelor of Arts Degree from Yeshiva University, New York. He is not a director or officer in any other reporting company.

Until the change in control of the Company on June 6, 2005, the Company's sole director and officer was James B. Wiegand. Mr. Wiegand resigned as a result of the change in control of the Company and not because of any disagreement with the Company. Each director and executive officer holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. There are no family relationships among the persons described below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 26, 2005, the number of shares of common stock of the Company beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 32,950,000 shares of common stock which we have authorized for issuance. Although the issuance of such shares has been authorized by us, not all of them have been issued because we do not have sufficient authorized shares to enable their issuance. Unless otherwise indicated in the notes to the table below, the shares marked with an asterisk below have not been issued. The shares will be issued after we file an amendment to our Certificate of Incorporation sufficiently increasing its authorized shares of common stock. Unless otherwise indicated, the business address of each such person is c/o Akid Corporation, 43 West 33rd Street, New York, NY 10001.

---------------------------------------------------------------------------------------------------------
               Officers, Directors                            Number                    Beneficial
               and 5% Stockholders                          of Shares                  Ownership (%)
---------------------------------------------------------------------------------------------------------
Advanced Plant Pharmaceuticals, Inc.                          20,000,000(1)*               60.7%
---------------------------------------------------------------------------------------------------------
Malcolm Jennings                                               3,800,000                   11.5%
---------------------------------------------------------------------------------------------------------
Sam Berkowitz                                                  1,800,000(2)*                5.5%
---------------------------------------------------------------------------------------------------------
Mechael Kanovksy                                                 600,000(3)*                1.8%
---------------------------------------------------------------------------------------------------------
Chaim J. Lieberman                                             1,800,000(4)*                5.5%
---------------------------------------------------------------------------------------------------------
David Lieberman                                                1,800,000(5)*                5.5%
---------------------------------------------------------------------------------------------------------
All directors and executive officers                           2,400,000*                   7.3%
 as a group (2 persons)
---------------------------------------------------------------------------------------------------------

(1) Pursuant to the Share Exchange Agreement, dated June 6, 2005, among Akid Corporation, Advanced Plant Pharmaceuticals, Inc., and James Wiegand, Advanced Plant Pharmaceuticals, Inc. is entitled to a total of 20,000,000 shares of our common stock as consideration for its sale to us of its 7,000,000 shares of Mazal Plant Pharmaceuticals, Inc. Because our authorized common stock was not sufficient for it to issue the 20,000,000 shares, we agreed to amend our Articles of Incorporation after the closing of the Share Exchange Agreement for the purpose of increasing our authorized common stock. We issued to Advanced Plant Pharmaceuticals, Inc. 10,500,000 shares on July 6, 2005, and it will issue the remaining 9,500,000 shares immediately after the effective date of the amendment to our Articles of Incorporation.

(2) Mr. Berkowitz is entitled to receive 1,800,000 shares of our common stock pursuant to the Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mr. Berkowitz, the Company, and Mazal Plant
Pharmaceuticals, Inc., a subsidiary of the Company, as compensation for his services rendered to Mazal Plant Pharmaceuticals, Inc.

(3) Dr. Kanovsky is entitled to receive additional shares of our common stock pursuant to the Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Dr. Kanovsky, us, and Mazal Plant Pharmaceuticals, Inc., one of our subsidiaries. Pursuant to such employment agreement, Dr. Kanovsky is employed by Mazal Plant Pharmaceuticals, Inc. and is entitled to receive as partial compensation 200,000 shares of our common stock for each three months he is employed by Mazal Plant Pharmaceuticals, Inc., up to a total of 600,000 shares of our common stock.

(4) On August 1, 2005, we authorized the issuance to Chaim J. Lieberman of 1,800,000 shares of its common stock in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., one of our subsidiaries, pursuant to an Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mr. Lieberman, us, and Mazal Plant Pharmaceuticals, Inc. Pursuant to such employment agreement, Mr. Lieberman is also entitled to receive 500,000 shares of our common stock each time that Mazal Plant Pharmaceuticals, Inc. receives an IND and 100,000 shares of our common stock each time that Mazal Plant Pharmaceuticals, Inc. receives a patent. Although the issuance of such shares was authorized by us, only 500,000 shares have been issued because we do not have sufficient authorized shares to enable the issuance of the remaining shares. The shares will be issued after the Company files an amendment to its Certificate of Incorporation sufficiently increasing its authorized shares of common stock.

(5) On August 1, 2005, we authorized the issuance to David Lieberman of 1,800,000 shares of its common stock in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., a subsidiary of the Company, pursuant to an Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mr. Lieberman, us, and Mazal Plant Pharmaceuticals, Inc. Although the issuance of such shares was authorized by us, they have not been issued because we do not have sufficient authorized shares to enable their issuance. The shares will be issued after we file an amendment to our Certificate of Incorporation sufficiently increasing its authorized shares of common stock.

There are no outstanding options, warrants or other securities convertible into shares of common stock.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock Company consists of 20,000,000 shares of common stock, no par value and 5,000,000 shares of non-voting preferred stock, no par value. The following statements relating to the capital stock are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, our Articles of Incorporation and By-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

         Our Articles of Incorporation authorizes the issuance of 20,000,000 shares of common stock, no par value, of which 20,000,000 shares have been issued. We have authorized for issuance an additional 12,950,000 shares of common stock, which have not been issued because all 20,000,000 shares of our authorized capital stock have been issued. The 12,950,000 shares that have been authorized for issuance will be issued after we amend our Certificate of Incorporation to increase our authorized capital stock.

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are, and the shares of common stock offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

         Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Preferred Stock

         Our Articles of Incorporation authorizes the issuance of 5,000,000 shares of non-voting preferred stock, no par value, of which no shares have been issued. The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Colorado, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholder. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholder and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. The Company has no present plans to issue any preferred stock.

Dividends

         The Company does not expect to pay dividends. Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.


                                     EXPERTS

Our financial statements for the period May 28, 2004 (inception) to December 31, 2004, appearing in this prospectus and this registration statement, and as included in Form 8-K/A filed on September 2, 2005, have been audited by Meyler & Company, LLC, independent auditors, as set forth in their report thereon, which contains an explanatory paragraph with respect to the uncertainty surrounding our ability to continue as a going concern, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers (and any person who acted at our request as an officer or director) shall be indemnified by us to the fullest extent authorized by the general corporate laws of Colorado, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if:

     o   Such person acted in good faith with a view to our best interests; and

     o In the case of a monetary penalty in connection with a criminal or administrative action or proceeding, such person had reasonable grounds to believe that his or her conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                     ORGANIZATION WITHIN THE LAST FIVE YEARS

On June 6, 2005, we issued to James B. Wiegand 500,000 shares of our common stock in consideration for the services he rendered to us during his appointment as Chief Executive Officer of the Company from 2003 to June 6, 2005.

On June 6, 2005, we issued to Max Gould 500,000 shares of our common stock in consideration for his prior services to us.

Advanced Plant Pharmaceuticals, Inc., our majority shareholder, is subleasing to us office space of approximately 2,500 square feet located at 43 West 33rd Street, New York, NY 10001 at a monthly rate of $750 pursuant to a one-year sublease.

On August 1, 2005, we authorized the issuance of 600,000 shares of our common stock to Dr. Mechael Kanovsky, our Chief Executive Officer and a director, in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary, pursuant to an Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Dr. Kanovsky, us and Mazal Plant Pharmaceuticals, Inc. Pursuant to such employment agreement, Dr. Kanovsky is employed by Mazal Plant Pharmaceuticals, Inc. and is entitled to receive as partial compensation an additional 200,000 shares of our common stock for each three months he is employed by Mazal Plant Pharmaceuticals, Inc., up to a total of 600,000 shares of our common stock. Dr. Kanovsky is also entitled to receive 100,000 shares of our common stock each time that Mazal Plant Pharmaceuticals, Inc. receives an IND or a patent. Although the issuance of such shares was authorized by us, such shares have not been issued because we do not have sufficient authorized shares of common stock to enable their issuance. The shares will be issued after we file an amendment to our Certificate of Incorporation sufficiently increasing our authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance of 1,800,000 shares of our common stock to Sam Berkowitz, our Secretary, in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary, pursuant to an Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mr. Berkowitz, us, and Mazal Plant Pharmaceuticals, Inc. Although the issuance of such shares was authorized by us, they have not been issued because we do not have sufficient authorized shares to enable their issuance. The shares will be issued after we file an amendment to our Certificate of Incorporation sufficiently increasing our authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

Other than as set forth above, none of the following parties has, during the last two years, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

     o   any of our directors or officers;

     o   any person proposed as a nominee for election as a director;

     o any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

     o any relative or spouse of any of the foregoing persons who has the same house as such person.


                             DESCRIPTION OF BUSINESS

We were organized under the laws of the State of Colorado on April 9, 1998. Our only activity prior to June 6, 2005 had been attempts to locate and negotiate with a business entity for the merger of that target company into us. Our operations consisted solely of seeking merger or acquisition candidates, and we had no business operations or revenues.

We were an insignificant participant among the firms which engaged in the acquisition of business opportunities. There were many established venture capital and financial concerns which had significantly greater financial and personnel resources and technical expertise than the Company. In view of our limited financial resources and limited management availability, we may have been at a competitive disadvantage compared to our competitors.

On June 6, 2005, we underwent a change in control and substantially shifted the focus of our business. As discussed above, on June 6, 2005, we acquired a majority interest in Mazal Plant Pharmaceuticals, Inc. pursuant to the Share Exchange Agreement. For accounting purposes, such transaction is characterized as a reverse merger between Akid and the Mazal Plant Pharmaceuticals, Inc. Since such change in control, we, through Mazal Plant Pharmaceuticals, Inc., engage in the development, manufacture, and distribution of plant-based pharmaceutical drugs for the treatment of various human illnesses.

Principal Products and their Markets

Our only product currently under development is MAHDL, a plant based drug whose purpose is the improving of levels of cholesterol in the bloodstream and the prevention of cardiovascular diseases associated with high cholesterol levels. We are also considering developing plant-based drugs for the treatment of diabetes and Alzheimer's disease. In addition, we intend to develop the capabilities necessary to become a world supplier of pharmaceutical-grade medicinal plants for the neutraceutical, homeopathic, and plant pharmaceutical markets.

MAHDL is a drug consisting of various combinations of herbs. In order to understand how MAHDL works, it is important to understand that cholesterol levels can be improved by either directly lowering bloodstream levels of low-density lipoprotein, also known as "LDL" or "bad" cholesterol, or by raising bloodstream levels of high-density lipoprotein, also known as "HDL" or "good" cholesterol. HDL extracts cholesterol particles from the cholesterol deposits attached to arterial walls and transports them to the liver, where they are disposed of by the body. HDL also interferes with the accumulation of LDL cholesterol deposits on the arterial walls. The risk of atherosclerosis and heart attacks in both men and women is strongly related to HDL levels. High HDL levels are associated with a lower risk. The lowering of levels of triglycerides in the bloodstream also has a positive effect on cholesterol levels. It is our hope that our MAHDL drug balances cholesterol levels by improving the human body's metabolic processes that naturally improve cholesterol levels by both increasing HDL cholesterol levels and lowering triglyceride levels in the body.

There is a large potential market for a safe and effective treatment for elevated cholesterol levels. Cardiovascular diseases are among the leading causes of death worldwide, and high blood cholesterol (Hypercholesterolemia) is one of the major risk factors for heart disease. Elevated LDL cholesterol in the bloodstream collects on the walls of the arteries and causes the flow of blood to the heart to be blocked.

Distribution Methods of the Products

We are currently searching for opportunities to enter into a joint venture with a major pharmaceutical distribution company that already has the resources and capabilities required to distribute our products throughout the United States and internationally. Specifically, the Company is looking for a joint venturer who will provide the following services:

     o   Complete the development of MAHDL;
     o Submit the required documentation to the Food and Drug Administration and secure approval for MAHDL;
     o Support MAHDL with pre-launch, launch and ongoing marketing and support activities commensurate with the sales potential; and
     o Dedicate and manage a sales force of sufficient numbers to maximize the international market potential for MAHDL

Such joint venturer can be either a branded pharmaceutical company (perhaps one with a drug whose patent rights are running out shortly) or, alternatively, one of the major pharmaceutical generic manufacturers looking for its own brand.

Competition

Currently, the most widely used drugs that reduce elevated LDL is a group of drugs known as Statins. Statins include atorvastatin (Lipitor), rosuvastatin (Crestor), simvastatin (Zocor), and pravastatin (Pravachol). However, we believe that we may have a competitive advantage over Statins because Statins have significant side effects, including abdominal pain, muscle inflammation and liver abnormalities. In addition, although these drugs lower LDL levels significantly, they do not appreciably affect HDL or triglyceride levels.

Niacin is the most widely used drug that is used for the purpose of raising HDL levels. However, up to 88% of patients experience flushing or hot flashes as a side effect of Niacin, and there are other side effects as well. Fibrates such as Lopid are successful in lowering triglycerides.

In addition, there are legions of natural dietary supplements sold as nutraceuticals that claim to lower cholesterol. These over-the-counter supplements range from fish oil (omega-3 fatty acids) to garlic, and from circumin (turmeric) and guggul (gum resin) to Chlorella (microalgae), cinnamon, calcium citrate, and pantethine (vitamin B-6), amongst others. The clinical effects of these dietary supplements are controversial, and for the most part are undocumented and unproven.

Sources and Availability of Raw Materials; Names of Principal Suppliers

Active pharmaceutical ingredients and other materials and supplies that we use in our operations are generally available and purchased from many different foreign and domestic suppliers. Additionally, we maintain sufficient raw materials inventory and are developing the capability to farm many of the plants we use as raw materials. However, there is no guarantee that we will always have timely and sufficient access to a critical raw material or finished product. A prolonged interruption in the supply of a single-sourced active ingredient or finished product could cause our financial position and results of operations to be materially adversely affected.

Intellectual Property

We have secured a U.S. patent in a version of MAHDL known as Drug Formulation 1. Such patent will expire in 2013. In March 2005, we filed a U.S. patent application for another version of MAHDL, and such application is still pending. There can be no assurance that the pending patent application will result in issued patents, that patents, trademarks or trade names issued to us will not be challenged or circumvented by competitors, or that such patents, trademarks or trade names will be found to be valid or sufficiently broad to protect our proprietary technology or to provide us with a competitive advantage.

Governmental Regulation

Our product is subject to extensive governmental regulation, including the Federal Food, Drug, and Cosmetic Act, as amended, the Public Health Service Act, also as amended, as well as other federal, state, and local statutes and regulations. These laws, and similar laws outside the U.S., govern the clinical and non-clinical testing, manufacture, safety, effectiveness, approval, labeling, distribution, sale, import, export, storage, record keeping, reporting, advertising and promotion of our products, if approved. Violations of regulatory requirements at any stage may result in various adverse consequences, including regulatory delay in approving or refusal to approve a product, enforcement actions, including withdrawal of approval, labeling restrictions, seizure of products, fines, injunctions and/or civil or criminal penalties. Any product that we develop must receive all relevant regulatory approvals or clearances before it may be marketed.

The regulatory process, which includes extensive pre-clinical testing and clinical trials of each clinical candidate to study its safety and efficacy, is uncertain, takes many years and requires the expenditure of substantial resources. We cannot assure you that the clinical trials of our product candidates under development will demonstrate the safety and efficacy of those product candidates to the extent necessary to obtain regulatory approval.

Food and Drug Administration

Our product is subject to regulation by the Food and Drug Administration (the "FDA") and other authorities. The activities required by the FDA before a product such as MAHDL may be marketed in the United States are generally performed in the following sequential steps:

         1. Pre-clinical testing. This includes laboratory testing of our products in animals to determine safety, efficacy and potential toxicity. Pre-clinical studies must be conducted by laboratories that comply with FDA regulations regarding good laboratory practice.

         2. Submission to the FDA of an investigational new drug application ("IND"). The results of pre-clinical studies, together with manufacturing information, analytical data and proposed clinical trial protocols, are submitted to the FDA as part of an IND, which must become effective before the clinical trials can begin. Once the IND is filed, the FDA has 30 days to review it. The IND will automatically become effective 30 days after the FDA receives it, unless the FDA indicates prior to the end of the 30-day period that the proposed protocol raises concerns that must be resolved to the FDA's satisfaction before the trials may proceed. If the FDA raises concerns, we may be unable to resolve the proposed protocol to the FDA's approval in a timely fashion, if at all.

         3. Completion of clinical trials. Human clinical trials are necessary to seek approval for a new drug or biologic and typically involve a three-phase process. In phase I, small clinical trials are generally conducted to determine the safety of the product. In phase II, clinical trials are generally conducted to assess safety, acceptable dose, and gain preliminary evidence of the efficacy of the product. In phase III, clinical trials are generally conducted to provide sufficient data for the statistically valid proof of safety and efficacy. Clinical trials must be conducted according to good clinical practices under protocols that detail the trial's objectives, inclusion and exclusion criteria, the parameters to be used to monitor safety and the efficacy criteria to be evaluated, and informed consent must be obtained from all study subjects. Each protocol must be submitted to the FDA as part of the IND. The FDA may impose a clinical hold on an ongoing clinical trial if, for example, safety concerns arise, in which case the study cannot recommence without FDA authorization under terms sanctioned by the agency. In addition, before a clinical trial can be initiated, each clinical site or hospital administering the product must have the protocol reviewed and approved by an independent institutional review board ("IRB"). The independent IRB will consider, among other things, ethical factors and the safety of human subjects. The independent IRB may require changes in a protocol, which may delay initiation or completion of a study. Phase I, Phase II or Phase III clinical trials may not be completed successfully within any specific period of time, if at all, with respect to any of our potential products. Furthermore, we, the FDA or an independent IRB may suspend a clinical trial at any time for various reasons, including a finding that the healthy individuals or the patients are being exposed to an unacceptable health risk.

         4. Submission to the FDA of a New Drug Application ("NDA"). After completion of clinical studies for a biologics product, a New Drug Application ("NDA") is submitted to the FDA for product marketing approval. No action can be taken to market any new drug or biologic product in the United States until the FDA has approved an appropriate marketing application.

         5. FDA review and approval of the NDA before the product is commercially sold or shipped. The results of pre-clinical studies and clinical trials and manufacturing information are submitted to the FDA in the form of an NDA for approval of the manufacture, marketing and commercial shipment of the product. The FDA may take a number of actions after the NDA is filed, including but not limited to, denying the NDA if applicable regulatory criteria are not satisfied, requiring additional clinical testing or information; or requiring post-market testing and surveillance to monitor the safety or efficacy of the product. Adverse events that are reported after marketing approval can result in additional limitations being placed on the product's use and, potentially, withdrawal of the product from the market. Any adverse event, either before or after marketing approval, can result in product liability claims against us.

An IND filed with the FDA with respect to MAHDL is presently effective. MAHDL has been approved by the FDA for Phase I and Phase II clinical trials. We estimate that Phase II clinical trials will take about 8 months to complete at a cost of approximately $1,000,000.

Medicaid and Medicare

Medicaid, Medicare and other reimbursement legislation or programs govern reimbursement levels and require all pharmaceutical manufacturers to rebate a percentage of their revenues arising from Medicaid-reimbursed drug sales to individual states.

Environment

We believe that our operations comply in all material respects with applicable laws and regulations concerning the environment. While it is impossible to predict accurately the future costs associated with environmental compliance and potential remediation activities, compliance with environmental laws is not expected to require significant capital expenditures and has not had, and is not expected to have, a material adverse effect on our earnings or competitive position.

Product Liability

The sale of pharmaceutical products can expose the manufacturer of such products to product liability claims by consumers. A product liability claim, if successful and in excess of our insurance coverage, if any, could have a material adverse effect on our financial condition.

Employees

We have six part-time employees.

                             DESCRIPTION OF PROPERTY

We currently lease office space of approximately 2,500 square feet located at 43 West 33rd Street, New York, NY 10001 at a monthly rate of $750 pursuant to a one-year sublease from Advanced Plant Pharmaceuticals, Inc., our majority shareholder. We also lease office space of approximately 3,000 feet at Beit Offer Building, 5 Nahum Hefzadi Street, Jerusalem, Israel pursuant to a one-year lease having a monthly rate of $1,200. Prior to June 6, 2005, we used office space in the home of our then President.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation.

From May 18, 2004 (inception), through December 31, 2004, the Company had no operating revenues. Going forward, Akid intends to engage in the development and sale of plant-based pharmaceutical drugs through the Mazal Plant
Pharmaceuticals, Inc.

Financial Condition and Results of Operation.

The Company had no operating revenues from May 18, 2004 (inception) through December 31, 2004. Total expenses during such period were $13,778. Such expenses consisted primarily of salaries.

Liquidity and Capital Resources

We currently do not have sufficient resources to finance our operations. We need to raise additional capital, and are currently attempting to raise funds through the issuance of shares. Although we are confident that we will be able to raise the capital necessary to fund our operations for the next 12 months, there is no assurance that we will be able to obtain such financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects.

Going Concern Consideration

As shown in the accompanying financial statements, we have incurred net losses of $15,438 since inception, have no working capital, and a stockholders' deficit of $12,765 at December 31, 2004. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and the generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in our having to curtail or cease operations. Additionally, even if we do not raise sufficient capital to support our operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Off-balance sheet arrangements

We have no off-balance sheet arrangements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 6, 2005, we issued to James B. Wiegand 500,000 shares of our common stock in consideration for the services he rendered to us during his appointment as Chief Executive Officer of the Company from 2003 to June 6, 2005.

On June 6, 2005, we issued to Max Gould 500,000 shares of our common stock in consideration for his prior services to us.

Advanced Plant Pharmaceuticals, Inc., our majority shareholder, is Subleasing to us office space of approximately 2,500 square feet located at 43 West 33rd Street, New York, NY 10001 at a monthly rate of $750 pursuant to a one-year sublease.

On August 1, 2005, we authorized the issuance of 600,000 shares of our common stock to Dr. Mechael Kanovsky, our Chief Executive Officer and a director, in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary, pursuant to an Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Dr. Kanovsky, us and Mazal Plant Pharmaceuticals, Inc. Pursuant to such employment agreement, Dr. Kanovsky is employed by Mazal Plant Pharmaceuticals, Inc. and is entitled to receive as partial compensation an additional 200,000 shares of our common stock for each three months he is employed by Mazal Plant Pharmaceuticals, Inc., up to a total of 600,000 shares of our common stock. Dr. Kanovsky is also entitled to receive 100,000 shares of our common stock each time that Mazal Plant Pharmaceuticals, Inc. receives an IND or a patent. Although the issuance of such shares was authorized by us, such shares have not been issued because we do not have sufficient authorized shares of common stock to enable their issuance. The shares will be issued after we file an amendment to our Certificate of Incorporation sufficiently increasing our authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance of 1,800,000 shares of our common stock to Sam Berkowitz, our Secretary, in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary, pursuant to an Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mr. Berkowitz, us, and Mazal Plant Pharmaceuticals, Inc. Although the issuance of such shares was authorized by us, they have not been issued because we do not have sufficient authorized shares to enable their issuance. The shares will be issued after we file an amendment to our Certificate of Incorporation sufficiently increasing our authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

Other than as set forth above, none of the following parties has, during the last two years, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

     o   any of our directors or officers;

     o   any person proposed as a nominee for election as a director;

     o any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

     o any relative or spouse of any of the foregoing persons who has the same house as such person.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We have submitted to Pink Sheets LLC an application for our common stock to be traded on the Pink Sheets. The trading symbol assigned to us is AKDC. As of September 26, 2005, such application is still pending.

Holders

On September 26, 2005, there were approximately 58 holders of record of our common stock.

Dividends

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Warrants or Options

No warrants, options, or other securities convertible or exchangeable into equity securities were issued or outstanding as of December 31, 2004 or as of September 26, 2005.

Equity Compensation Plans

We currently have no equity compensation plans.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

On June 6, 2005, upon the consummation of the transactions contemplated by the Share Exchange Agreement, we became contractually obligated to issue 20,000,000 shares of common stock to Advanced Plant Pharmaceuticals, Inc., a Delaware corporation. In consideration for such issuance, we acquired from Advanced Plant Pharmaceuticals, Inc. its entire ownership interest in 7,000,000 shares of the common stock of Mazal Plant Pharmaceuticals, Inc., which represented 68.5% of the issued and outstanding shares of Mazal Plant Pharmaceuticals, Inc. Because our authorized common stock was not sufficient for it to issue 20,000,000 shares to Advanced Plant Pharmaceuticals, Inc., we agreed to amend our Articles of Incorporation after the closing of the Share Exchange Agreement for the purpose of increasing our authorized common stock. We issued to Advanced Plant Pharmaceuticals, Inc. 10,500,000 shares on July 6, 2005, and we will issue the remaining 9,500,000 shares immediately after the effective date of the amendment to our Articles of Incorporation. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 6, 2005, we issued to one of our consultants 600,000 shares of our common stock, as consideration for his services to us. We granted to the consultant piggy-back registration rights with respect to 60,000 of his shares. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 6, 2005, we issued to each of James B. Wiegand and Max Gould 500,000 shares of our common stock, as consideration for their services to us. We granted to Mr. Wiegand and Mr. Gould piggy-back registration rights with respect to 50,000 of each of their shares. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 30, 2005, we issued to Malcolm Jennings 3,800,000 shares of our common stock. In consideration, Mr. Jenning's conveyed to us 1,900,000 shares of Mazal Plant Pharmaceuticals, Inc. that he previously owned. The shares were issued under Regulation S promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance of 600,000 shares of our common stock to Dr. Mechael Kanovsky, the Chief Executive Officer and our sole director, in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary. The shares will be issued after we file an amendment to its Certificate of Incorporation increasing its authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance of 1,800,000 shares of our common stock to Sam Berkowitz, our Secretary, in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary. Although the issuance of such shares was authorized by us, they have not been issued because we do not have sufficient authorized shares to enable their issuance. The shares will be issued after we file an amendment to its Certificate of Incorporation increasing its authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance to Chaim J. Lieberman of 1,800,000 shares of our common stock in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary. Although the issuance of such shares was authorized by us, only 500,000 shares have been issued because we do not have sufficient authorized shares to enable the issuance of the remaining shares. The shares will be issued after we file an amendment to its Certificate of Incorporation sufficiently increasing its authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance to David Lieberman of 1,800,000 shares of our common stock in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary. Although the issuance of such shares was authorized by us, they have not been issued because we do not have sufficient authorized shares to enable their issuance. The shares will be issued after we file an amendment to its Certificate of Incorporation sufficiently increasing its authorized shares of common stock. The shares were issued under
Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we issued to Leonard Cohen 120,000 shares of our common stock. In consideration, Mr. Cohen conveyed to us 120,000 shares of Mazal Plant Pharmaceuticals, Inc. that he previously owned. We granted to Mr. Cohen piggy-back registration rights with respect to 60,000 of his shares, meaning that we must include such shares in a registration statement that it may file with the Securities and Exchange Commission. The shares were issued under Regulation S promulgated by the Securities and Exchange Commission.

On August 1, 2005, we issued to Halcyon SA 50,000 shares of our common stock. In consideration, Halcyon SA conveyed to us 50,000 shares of Mazal Plant Pharmaceuticals, Inc. that it previously owned. The shares were issued under Regulation S promulgated by the Securities and Exchange Commission.

Purchases of equity securities by the issuer and affiliated purchasers

We made no purchases of our equity securities nor were any such purchases made by any purchaser affiliated with us.

Our Transfer Agent

We have appointed Manhattan Stock Transfer, with offices at P.O. Box 756, Miller Place, NY 11764, phone number, (631) 928-7655, facsimile: (631) 928-6171 as transfer agent for our common shares. The transfer agent is responsible for all record-keeping and administrative functions in connection with our common shares.

                             EXECUTIVE COMPENSATION

The following table presents certain specific information regarding the compensation of our Chief Executive Officer of the Company, during the last three fiscal years. We have not paid any other executive officer in excess of $100,000 (including salaries and benefits) during the years ended April 30, 2005, April 30, 2004 or April 30, 2003.



                                            SUMMARY COMPENSATION TABLE
                                                                         Long Term                  All Other
                                       Annual Compensation          Compensation Awards          Compensation ($)
                                       -------------------          -------------------          ----------------
                                                                                  Securities
Name and                                                      Restricted Stock    Underlying
Principal Position          Year      Salary ($) Bonus ($)       Awards ($)       Options (#)
------------------          ----      ---------- ---------       ----------       -----------
James B. Wiegand            2005       0              0               0                0             0
Chief Executive Officer     2004       0              0               0                0             0
                            2003       0              0               0                0             0

(1) Mr. Wiegand was our Chief Executive Officer and a director from 2003 through June 6, 2005, when he resigned as a result of the change in control of us. On June 6, 2005, Mr. Wiegand received 500,000 shares of our common stock in consideration for services he previously rendered to us.

(2) On June 6, 2005, Mechael Kanovsky replaced Mr. Wiegand as our Chief Executive Officer.

We did not grant any options to any employee or executive officer during the period May 18, 2004 (inception) to December 31, 2004 or as of September 26, 2005.

There is an employment agreement between Dr. Mechael Kanovsky and Mazal Plant Pharmaceuticals, Inc. and an employment agreement between Sam Berkowitz and Mazal Plant Pharmaceuticals, Inc.

Pursuant to the terms of the Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mechael Kanovsky, us, and Mazal Plant Pharmaceuticals, Inc., Dr. Kanovsky was appointed as the President and Chief Science Officer of Mazal Plant Pharmaceuticals, Inc. for 2 years commencing November 1, 2004. The base salary is $48,000 per year. In addition, Dr. Kanovsky is entitled to receive 600,000 shares of our common stock, and he is also entitled to receive 200,000 shares of our common stock for each three months he is employed by Mazal Plant Pharmaceuticals, Inc., up to a total of 600,000 shares. Upon the receipt of each IND, Dr. Kanovsky shall receive an additional 100,000 shares of our common stock and upon the receipt of the first IND, his annual base salary shall be increased to $66,000. For each patent received by Mazal Plant Pharmaceuticals, Inc., he shall receive an additional 100,000 shares of our common stock and if Mazal Plant Pharmaceuticals, Inc. obtains a minimum of $2 million in funding or enters into a joint venture arrangement, the annual base salary shall increase to $83,400.

Pursuant to the terms of the Employment Agreement, dated December 10, 2004, as amended on August 1, 2005, among Mr. Berkowitz, us, and Mazal Plant Pharmaceuticals, Inc., Mr. Berkowitz was appointed as the Secretary of Mazal Plant Pharmaceuticals, Inc. for 2 years commencing January 2, 2005. The base salary is $36,000 per year. As additional compensation, Mr. Berkowitz is entitled to be issued 1,800,000 shares of our common stock.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

On August 12, 2005, we dismissed Cordovano and Honeck LLP (the "Former Accountant") from serving as our principal independent accountants. On August 12, 2005, we retained Meyler & Co. (the "New Accountant") as our new principal independent accountants. The decision to change accountants was recommended and approved by our Board of Directors.

The Former Accountant

The reports of the Former Accountant on the financial statements for either of the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to audit scope, or accounting principles. The reports have been modified as to uncertainty as a going concern. In addition, during our two most recent fiscal years and through August 12, 2005, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within our two most recent fiscal years nor through August 12, 2005.

We have provided the Former Accountant with a copy of this disclosure and has requested that the Former Accountant furnish it with a letter addressed to the U.S. Securities and Exchange Commission ("SEC") stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from the Former Accountant addressed to the SEC, dated August 12, 2005 is filed as Exhibit 16.1 to our Current Report on Form 8-K, dated August 12, 2005, filed on August 12, 2005.

The New Accountant

During our two most recent fiscal years and through August 12, 2005: (1) we did not consult the New Accountant regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements;
(2) neither a written report nor oral advice was provided to the Registrant by the New Accountant that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and (3) we did not consult the New Accountant regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.

                              FINANCIAL STATEMENTS



                                AKID CORPORATION

                          AUDITED FINANCIAL STATEMENTS

                                 FOR THE PERIOD

               MAY 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004



CONTENTS
-------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm                Page  F 2

Consolidated Balance Sheet                                                   F 3

Consolidated Statement of Operations                                         F 4

Consolidated Statement of Cash Flows                                         F 5

Consolidated Statement of Stockholders' Deficit                              F 6

Notes to Consolidated Financial Statements                                   F 7

                              MEYLER & COMPANY, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                                  ONE ARIN PARK
                                 1715 HIGHWAY 35
                              MIDDLETOWN, NJ 07748


             Report of Independent Registered Public Accounting Firm



To the Board of Directors
AKID Corporation

We have audited the accompanying consolidated balance sheet of AKID Corporation as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period May 18, 2004 (Inception) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and the results of its operations and its cash flows for the period May 18, 2004 (inception) to December 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has incurred net losses of $15,438 since inception, has no working capital, a stockholders' deficit of $12,765 at December 31, 2004, and there are existing uncertain conditions the Company faces relative to its ability to obtain capital and operate successfully. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                              /s/ Meyler & Company, LLC


Middletown, NJ
August 17, 2005

                                AKID CORPORATION

                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004


                                     ASSETS

INTANGIBLE ASSETS                                                     $ 50,700
                                                                       -------
         Total Assets                                                 $ 50,700
                                                                       =======



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accrued expenses                                                   $    633
   Accrued salaries                                                     12,100
                                                                      --------
         Total Current Liabilities                                      12,733

LONG-TERM DEBT
   Due to Advanced Plant Pharmaceutical, Inc.                           50,732

STOCKHOLDERS' DEFICIT
    Preferred stock, no par value; authorized
     5,000,000 shares; none issued and outstanding
   Common stock authorized 20,000,000
     shares; no par value; issued and outstanding
     20,000,000 shares                                                   2,673
   Accumulated deficit                                                 (15,438)
                                                                      --------
         Total Stockholders' Deficit                                   (12,765)
                                                                      --------
         Total Liabilities and Stockholders' Deficit                  $ 50,700
                                                                      ========




                 See accompanying notes to financial statements.

                                AKID CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
          For the Period May 18, 2004 (Inception) to December 31, 2004




COSTS AND EXPENSES
   Operating expenses                                   $ 13,466
   Stock based compensation                                  312
                                                        --------
         Total Costs and Expenses                         13,778
                                                        --------

NET LOSS                                                $(13,778)
                                                        ========

NET LOSS PER COMMON SHARE
   (BASIC AND DILUTED)
                                                        $  (0.01)

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                                 27,410,000
                                                      ==========







                 See accompanying notes to financial statements.

                                AKID CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
          For the Period May 18, 2004 (Inception) to December 31, 2004





CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                          $(13,778)
   Adjustments to reconcile net loss to cash flows used
     in operating activities:
       Stock based compensation                                           312
       Accrued expenses                                                   633
       Accrued salaries                                                12,100
                                                                     --------
           Net Cash Flows Used in Operating Activities                   (733)
                                                                     --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Advances from Advanced Plant Pharmaceutical, Inc.                      733
                                                                     --------
           Net Cash Flows provided by Financing Activities                733
                                                                     --------

INCREASE (DECREASE) IN CASH

CASH, BEGINNING OF PERIOD
                                                                     --------

CASH, END OF PERIOD                                                  $
                                                                     ========



SUPPLEMENTAL CASH FLOW INFORMATION:
   Amount due to Advanced Plant Pharmaceutical, Inc.
     for technology rights                                           $ 50,000
                                                                     ========

   Issuance of common stock for technology rights                    $    700
                                                                     ========







                 See accompanying notes to financial statements.

                                AKID CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
          For the Period May 18, 2004 (Inception) to December 31, 2004




                                                  Common Stock           Additional                      Total
                                         -------------------------        Paid in      Accumulated    Stockholders'
                                            Shares          Amount        Capital       Deficit         Deficit
                                         -------------------------------------------------------------------------
Mazel Plant Pharmaceuticals, Inc.         10,130,000     $     1,013                                   $     1,013
                                         -----------     -----------                                   -----------
   Total Mazel Plant Pharmaceuticals,
      Inc. prior to reverse merger        10,130,000           1,013                                         1,013
Reverse Merger
   Merger with AKID Corporation
     Cancellation of Mazel Plant
     Pharmaceuticals, Inc. common
      stock                              (10,130,000)         (1,013)   $     1,013
   Equity of AKID Corporation              1,230,000           2,673         25,840    $   (28,513)
   Issuance of 20,000,000 shares
     in exchange for 7,000,000 shares
     of Mazel                             20,000,000
   Issuance of 6,180,000 shares in
     exchange for 3,130,000 shares
     of Mazel                              6,180,000
   Capitalization of AKID net loss                                          (26,853)        26,853
Net loss for the period May 18, 2004
   (inception) to December 31, 2004                                                        (13,778)        (13,778)
                                         -----------     -----------    -----------    -----------     -----------
Balance, December 31, 2004                27,410,000     $     2,673    $              $   (15,438)    $   (12,765)
                                         ===========     ===========    ===========    ===========     ===========





                 See accompanying notes to financial statements.

                                AKID CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE A -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Nature of Business

           Mazel Plant Pharmaceutical, Inc. (the "Company") has the technology rights to develop, manufacture and distribute three products, specifically, plant based compositions designed to treat elevated cholesterol, leukemia and Alzheimer 's disease.

           Reverse Merger

           On June 6, 2005, AKID Corporation (hereafter referred to as "AKID") entered into a stock exchange agreement with Advanced Plant Pharmaceuticals, Inc. ("APPI") to acquire 7,000,000 shares of the Company's common stock in exchange for 20,000,000 shares of AKID common stock. AKID also acquired 3,130,000 shares of the company's outstanding shares in exchange for 6,180,000 shares of its common stock. In connection with the merger, the company became a wholly owned subsidiary of AKID. Prior to the merger, AKID was a non-operating "shell" corporation. Pursuant to Securities and Exchange Commission rules, the merger of a private operating company Mazel Plant Pharmaceutical, Inc. into a non-operating public shell corporation, with nominal net assets, is considered a capital transaction. At the time of the merger, the officers and directors of AKID resigned and were replaced with the officers and directors of the Company. For Financial Statement presentation, the merger has been reflected in the Financial Statements as though it occurred on December 31, 2004. The historical statements prior to December 31, 2004 are those of Mazel Plant Pharmaceutical, Inc. Since the merger is a recapitalization and not a business combination, pro forma information is not presented.

           Going Concern

           As shown in the accompanying financial statements, the Company has incurred net losses of $15,438 since inception, has no working capital, and a stockholders' deficit of $12,765 at December 31, 2004. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and the generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

           Cash Equivalents

           For purposes of reporting cash flows, cash equivalents include investment instruments purchased with a maturity of three months or less.

                                AKID CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE A -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Net Loss Per Common Share

           The Company computes per share amounts in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the period.

           Consolidated Financial Statements

           The consolidated financial statements include the Company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

           Stock-Based Compensation

           SFAS No. 123, "Accounting for Stock-Based Compensation" prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires employee compensation expense to be recorded (1) using the fair value method or (2) using the intrinsic value method as prescribed by accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been if the Company adopted the fair value method. The Company accounts for employee stock based compensation in accordance with the provisions of APB 25. For non-employee options and warrants, the company uses the fair value method as prescribed in SFAS 123.

           Business Combinations and Goodwill

           In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations". SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method.

           In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which the Company adopted during 2004. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairment of goodwill.

                                AKID CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE  A -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           Business Combinations and Goodwill (Continued)

           In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 changes the accounting for long-lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and by establishing a primary-asset approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for long-lived assets to be held and used. SFAS No. 144 changes the accounting for long-lived assets to be disposed of other than by sale by requiring that the depreciable life of a long-lived asset to be abandoned be revised to reflect a shortened useful life and by requiring the impairment loss to be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. SFAS No 144 changes the accounting for long-lived assets to be disposed of by sale by requiring that discontinued operations no longer be recognized at a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur, and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished operationally, and for financial reporting purposes, from the rest of the entity.

NOTE B -   TECHNOLOGY RIGHTS

           The technology rights include the rights to develop, manufacture, and distribute plant based compositions designed to treat elevated cholesterol, leukemia, and Alzheimer's disease. The Company acquired these rights from Advanced Plant Pharmaceuticals, Inc. (hereafter referred to as "APPI") for stock and a note payable aggregating $50,700. APPI is deemed to be an affiliate of the Company.

NOTE  C -  RELATED PARTY TRANSACTIONS

           The Company is indebted to Advanced Plant Pharmaceuticals, Inc. for $50,732 for the technology rights as discussed in Note B to the Financial Statements. The advances are non-interest bearing and have no definitive repayment dates.

NOTE D -   INCOME TAXES

           The Company has adopted Financial Accounting Statement SFAS No. 109, Accounting for Income Taxes. Under this method, the Company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards. At December 31, 2004, these differences resulted in a deferred tax asset of approximately $2,100. SFAS No. 109 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Since realization is not assured, the Company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at December 31, 2004.

                                AKID CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE D -   INCOME TAXES (CONTINUED)

           The Company's net operating loss carry forwards amounted to approximately $14,000 at December 31, 2004, which will expire through 2024.

NOTE E -  COMMITMENTS AND CONTINGENCIES

           In December 2004, the Company entered into five different employment contracts, three of which expire in 2006 and two which expire in 2007 and 2009. The contracts call for minimum salaries of $182,400 with escalations and issuances of stock for employee achievements.

NOTE F -  STOCKHOLDERS' EQUITY

           As discussed in the Reverse Merger (see Note A to the Financial Statements), the exchange of Mazel shares for AKID, caused the Company to exceed the authorized shares. For Financial Statement purposes, the Financial Statements have been prepared as though they were issued.

NOTE G - SUBSEQUENT EVENTS

           In March 2005, the Company issued 50,000 shares of its common stock to an employee for achievements reached. The shares were valued at .0001 per share.

           In April 2005, the Company sold 50,000 shares of its common stock under a private placement at $0.40 per share.

           In April 2005, the Company issued 90,000 shares of its common stock to consultants for services rendered. The shares were valued at $0.065 per share and will be recorded as stock based compensation.

           In June 2005, the Company issued 3,800,000 shares of its common stock under a private placement. The shares were sold at $0.065 per share.

           In June 2005, the Company issued 1,600,000 shares of its common stock to consultants for services rendered in connection with the reverse merger. The shares have registration rights. The shares are being valued at $0.065 per share and will be recorded as stock based compensation.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7-109-102 of the Business Corporation Act of the State of Colorado provides that a Colorado corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents, against expenses incurred in any action, suit or proceeding. The Articles of Incorporation and the By-Laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the Business Corporation Act of the State of Colorado.

The Business Corporation Act of the State of Colorado provides that articles of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

       (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;

       (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

       (iii)under Section 7-106-401 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Business Corporation Act of the State of Colorado; or

       (iv) for any transaction from which the director derived an improper personal benefit.

Our Articles of Incorporation contain such a provision.


Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

                                                         --------------
Securities and Exchange
Commission registration fee...........................   $       339.33
Legal fees and expenses (1)...........................           32,000
Accounting fees and expenses (1)......................            6,500
Miscellaneous (1).....................................            2,500
                                                         --------------

Total (1).............................................   $    41,339.33
                                                         ==============

(1) Estimated.

                     RECENT SALES OF UNREGISTERED SECURITIES

On June 6, 2005, upon the consummation of the transactions contemplated by the Share Exchange Agreement, we became contractually obligated to issue 20,000,000 shares of common stock to Advanced Plant Pharmaceuticals, Inc., a Delaware corporation. In consideration for such issuance, we acquired from Advanced Plant Pharmaceuticals, Inc. its entire ownership interest in 7,000,000 shares of the common stock of Mazal Plant Pharmaceuticals, Inc., which represented 68.5% of the issued and outstanding shares of Mazal Plant Pharmaceuticals, Inc. Because our authorized common stock was not sufficient for it to issue 20,000,000 shares to Advanced Plant Pharmaceuticals, Inc., we agreed to amend our Articles of Incorporation after the closing of the Share Exchange Agreement for the purpose of increasing our authorized common stock. We issued to Advanced Plant Pharmaceuticals, Inc. 10,500,000 shares on July 6, 2005, and we will issue the remaining 9,500,000 shares immediately after the effective date of the amendment to our Articles of Incorporation. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 6, 2005, we issued to one of our consultants 600,000 shares of our common stock, as consideration for his services to us. We granted to the consultant piggy-back registration rights with respect to 60,000 of his shares. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 6, 2005, we issued to each of James B. Wiegand and Max Gould 500,000 shares of our common stock, as consideration for their services to us. We granted to Mr. Wiegand and Mr. Gould piggy-back registration rights with respect to 50,000 of each of their shares. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 30, 2005, we issued to Malcolm Jennings 3,800,000 shares of our common stock. In consideration, Mr. Jenning's conveyed to us 1,900,000 shares of Mazal Plant Pharmaceuticals, Inc. that he previously owned. The shares were issued under Regulation S promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance of 600,000 shares of our common stock to Dr. Mechael Kanovsky, the Chief Executive Officer and our sole director, in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary. The shares will be issued after we file an amendment to its Certificate of Incorporation increasing its authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance of 1,800,000 shares of our common stock to Sam Berkowitz, our Secretary, in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary. Although the issuance of such shares was authorized by us, they have not been issued because we do not have sufficient authorized shares to enable their issuance. The shares will be issued after we file an amendment to its Certificate of Incorporation increasing its authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance to Chaim J. Lieberman of 1,800,000 shares of our common stock in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary. Although the issuance of such shares was authorized by us, only 500,000 shares have been issued because we do not have sufficient authorized shares to enable the issuance of the remaining shares. The shares will be issued after we file an amendment to its Certificate of Incorporation sufficiently increasing its authorized shares of common stock. The shares were authorized to be issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we authorized the issuance to David Lieberman of 1,800,000 shares of our common stock in consideration for his services rendered to Mazal Plant Pharmaceuticals, Inc., our subsidiary. Although the issuance of such shares was authorized by us, they have not been issued because we do not have sufficient authorized shares to enable their issuance. The shares will be issued after we file an amendment to its Certificate of Incorporation sufficiently increasing its authorized shares of common stock. The shares were issued under
Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 1, 2005, we issued to Leonard Cohen 120,000 shares of our common stock. In consideration, Mr. Cohen conveyed to us 120,000 shares of Mazal Plant Pharmaceuticals, Inc. that he previously owned. We granted to Mr. Cohen piggy-back registration rights with respect to 60,000 of his shares, meaning that we must include such shares in a registration statement that it may file with the Securities and Exchange Commission. The shares were issued under Regulation S promulgated by the Securities and Exchange Commission.

On August 1, 2005, we issued to Halcyon SA 50,000 shares of our common stock. In consideration, Halcyon SA conveyed to us 50,000 shares of Mazal Plant Pharmaceuticals, Inc. that it previously owned. The shares were issued under Regulation S promulgated by the Securities and Exchange Commission.

                        EXHIBITS AND FINANCIAL STATEMENTS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:


EXHIBIT
NUMBER                DESCRIPTION                          WHERE FOUND
------                -----------                          -----------
      3.1      Articles of Incorporation             Previously filed with our Registration
                                                     Statement on Form 10-SB, filed with the
                                                     SEC on September 15, 1999 and
                                                     incorporated herein by reference.

      3.2      By-Laws                               Previously filed with our Registration
                                                     Statement on Form 10-SB, filed with the
                                                     SEC on September 15, 1999 and
                                                     incorporated herein by reference.

      5.1      Opinion regarding the legality        To be filed with an amendment to this
               of the securities being registered    form SB-2.

     10.1      Share Exchange Agreement, dated       Previously filed with our Current
               May 2005, among the Company,          Report on Form 8-K, dated June 6, 2005,
               Advanced Plant Pharmaceuticals,       filed with the SEC on June 9, 2005 and
               Inc., and James B. Wiegand            incorporated herein by reference.

     10.2      Employment Agreement, dated           Previously filed with our Annual Report
               December 10, 2004, as amended on      on Form 10-KSB for the fiscal year
               August 1, 2005, among Mechael         ended April 30, 2005, filed with the
               Kanovsky, the Company, and Mazal      SEC on August 11, 2005 and incorporated
               Plant Pharmaceuticals, Inc.           herein by reference.

     10.3      Employment Agreement, dated           Previously filed with our Annual Report
               December 10, 2004, as                 on Form 10-KSB for the fiscal year
               amended on August 1, 2005,            ended April 30, 2005, filed with the
               among Mechael Kanovsky, the           SEC on August 11, 2005 and incorporated
               Company, and Mazal Plant              herein by reference.
               Pharmaceuticals, Inc.

     10.4      Employment Agreement, dated           Filed herewith.
               December 10, 2004, as amended on
               August 1, 2005, among Chaim J.
               Lieberman, the Company, and Mazal
               Plant Pharmaceuticals, Inc.

     10.5      Employment Agreement, dated           Filed herewith.
               December 10, 2004, as amended on
               August 1, 2005, among David
               Lieberman, the Company, and Mazal
               Plant Pharmaceuticals, Inc.

     10.6      Share Exchange Agreement, dated       Filed herewith.
               August 1, 2005, between the
               Company and Leonard Cohen

     10.7      Share Exchange Agreement, dated       Filed herewith.
               August 1, 2005, between the
               Company and Halcyon SA

     10.8      Letter Agreement, dated May 11,       Previously filed with our Current
               2005, between Mazal Plant             Report on Form 8-K, dated June 6, 2005,
               Pharmaceuticals, Inc. and             filed with the SEC on June 9, 2005 and
               Corporate Management Services,        incorporated herein by reference.
               Inc.

     10.9      Lock Up Letters, dated May            Previously filed with our Current
               2005, issued by Corporate             Report on Form 8-K, dated June 6, 2005,
               Management Services, Inc.,            filed with the SEC on June 9, 2005 and
               James B. Wiegand, and Max             incorporated herein by reference.
               Gould

     21.1      Subsidiaries                          Filed herewith.

     23.1      Consent of Meyler & Co.               Filed herewith.

     23.2      Consent of ______________             To be filed with an
               (included in Exhibit 5.1).            Amendment to this Form SB-2

                                  UNDERTAKINGS


(A)   The undersigned Registrant hereby undertakes:


      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:


            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and


            (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(B)   Undertaking Required by Regulation S-B, Item 512(e).


      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue. (C) Undertaking Required by Regulation S-B, Item 512(f)

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of September, 2005.

AKID CORPORATION


         /s/Mechael Kanovsky
         ------------------------------
         Mechael Kanovsky
         Chief Executive Officer
         (principal executive officer)


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mechael Kanovsky and Sam Berkowitz, and each or either of them, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                      TITLE                                        DATE

/s/Mechael Kanovsky              Chief Executive Officer  and           September 26, 2005
---------------------------      Director
Mechael Kanovsky                 (principal executive officer and
                                 principal financial and accounting
                                 officer)


/s/Sam Berkowitz                 Secretary                              September 26 2005
---------------------------
Sam Berkowitz